Exhibit No. 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-52328 on Form S-8 of our report dated June 26, 2008, relating to the financial statements and supplemental schedule of the Savings Plan for Employees of Florida Progress Corporation, appearing in this Annual Report on Form 11-K of the Savings Plan for Employees of Florida Progress Corporation for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

Raleigh, North Carolina
June 26, 2008